Exhibit 10.8

July 19, 2009

Mr. Adam Hecktman

1612B N. Mohawk

Chicago, IL 60614

Dear Mr. Hecktman:

This letter memorializes our agreement to extend the term of your existing promissory note to August 19, 2009 with the continuation of all other existing terms contained in the original agreement. Please sign below and return the original document on the envelope provided. Thank you for your continuing support.

/s/ Thomas Morrow	/s/ Adam Hecktman
Thomas Morrow	Adam Hecktman
Chairman and CEO
Home School Holdings, Inc.

THOMAS MORROW

Chairman and CEO

Home School, Inc.

2700 S. River Road, Suite 106

Des Plaines, IL 60018

(847) 391-5079

thomas.morrow@home-school-inc.com